AMENDMENT NO. 1

TO

PARTICIPATION AGREEMENT

Amendment No.1, effective August 23, 2013 to the Participation Agreement, (the “Agreement”), dated July 9, 2010 by and among AXA Equitable Life Insurance Company, Delaware VIP Trust, Delaware Management Company, and Delaware Distributors, L.P. (collectively, the “Parties”).

The Parties hereby agree to amend the Agreement as follows:

1.	Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

2.	Schedule B. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule B”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No.1 as of the date first above set forth.

DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust		DELAWARE VIP TRUST

By:		By:
Name:	David P. O’Connor	Name:	David P. O’Connor
Title:	Executive Vice President	Title:	Executive Vice President

DELAWARE DISTRIBUTORS, L.P.

By:
Name:	David P. O’Connor
Title:	Executive Vice President

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

By:
Name:	Steven M. Joenk
Title:	Senior Vice President

SCHEDULE A

Separate Accounts and Associated Contracts

Name of Separate Account	Policy Form Numbers of Contracts Funded by Separate Account

AXA Equitable Separate Account A	All Contracts

AXA Equitable Separate Account FP	All Contracts

AXA Equitable Separate Account I	All Contracts

AXA Equitable Separate Account 45	All Contracts

AXA Equitable Separate Account 49	All Contracts

AXA Equitable Separate Account 65	All Contracts

AXA Equitable Separate Account 66	All Contracts

AXA Equitable Separate Account 70	All Contracts

AXA Equitable Separate Account 206	All Contracts

AXA Equitable Separate Account 301	All Contracts

SCHEDULE B

PORTFOLIOS

All Portfolios that are series of Delaware VIP Trust, whether now existing or hereafter created, including:

FUND NAME	SHARE CLASS
DELAWARE VIP DIVERSIFIED INCOME SERIES	SERVICE CLASS
DELAWARE VIP EMERGING MARKETS SERIES	SERVICE CLASS
DELAWARE VIP SMID CAP GROWTH SERIES	SERVICE CLASS
DELAWARE VIP HIGH YIELD SERIES	SERVICE CLASS
DELAWARE VIP INTERNATIONAL VALUE EQUITY SERIES	SERVICE CLASS
DELAWARE VIP LIMITED-TERM DIVERSIFIED INCOME SERIES	SERVICE CLASS
DELAWARE VIP REIT SERIES	SERVICE CLASS
DELAWARE VIP SMALL CAP SERIES	SERVICE CLASS
DELAWARE VIP U.S GROWTH SERIES	SERVICE CLASS
DELAWARE VIP VALUE SERIES	SERVICE CLASS
[list any other existing series]

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